UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2011

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	Applied for
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19655 Descartes, Foothill Ranch
California, 92610-2609
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

As reported with the Securities and Exchange Commission, on June 15, 2011, DecisionPoint Systems, Inc. formerly known as Comamtech, Inc. (the "Company”), entered into a Plan of Arrangement (the “Plan of Arrangement”) and Plan of Merger (the “Merger Agreement”) among the Company, 2259736 Ontario Inc., a wholly-owned subsidiary of the Company (the “MergerSub”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”).  Pursuant to the Merger Agreement and Plan of Arrangement under Section 182 of the Ontario Business Corporation Act, on June 15, 2011 Old DecisionPoint merged (the “Merger”) into the MergerSub becoming a wholly-owned subsidiary of the Company.  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc. and the MergerSub changed its name to DecisionPoint Systems International, Inc.

As previously reported with the Securities and Exchange Commission, on May 18, 2011, Old DecisionPoint entered into a Note Purchase Agreement (the “Purchase Agreement”) with Sigma Opportunity Fund II, LLC (the “Holder”).  Pursuant to the Purchase Agreement, Old DecisionPoint sold the Holder a Senior Subordinated Secured Note (the “Note”) in the aggregate principal amount of $4,000,000.  On June 30, 2011 (the “Closing Date”), the Company and the Holder entered into an Exchange Agreement (the “Exchange Agreement”).  Pursuant to the Exchange Agreement, the Holder surrendered the Note and in exchange the Company issued Holder 1,250,000 shares of the Company’s Series C Cumulative Convertible Preferred Stock (the “Preferred Stock”) with a stated value of $3.20 per share. In addition, the Company issued 475,000 shares of the Company’s common stock (the “Common Stock”) to the Holder for no additional consideration.

Pursuant to the Exchange Agreement, so long as the Holder beneficially owns a minimum of 100,000 shares of Common Stock (including shares of Common Stock underlying the Preferred Stock), the Board of Directors of the Company (the “Board”) shall be comprised of eight directors, one (1) of which shall be nominated by Holder and a majority of which shall be independent and mutually agreed between the Company and Holder, provided, however such agreement will not be unreasonably withheld.

Pursuant to the Exchange Agreement, if at any time, pursuant to the Arrangement Agreement, dated October 20, 2010, as amended, among the Company, Old DecisionPoint and MergerSub (the “Arrangement Agreement”), the Company is required to issue additional shares of Common Stock (the “Additional Shares Issuance”) to its shareholders, the Company shall issue to the Holder and its affiliate such number of shares of Common Stock as is necessary for the Holder and its affiliate to maintain the same beneficial ownership percentage, on a fully diluted basis, after the Additional Shares Issuance as they had before the Additional Shares Issuance.

Pursuant to the Exchange Agreement, if, as of August 15, 2011, the Company shall recognize an impairment loss, as reflected in the Purchase Price Statement prepared and delivered in accordance with Section 3.14 of the Arrangement Agreement, of (A) up to $1.5 million, then, if on or before August 31, 2012, the Company has not collected an aggregate of $1.5 million (the “Threshold Amount”) from Empressario, Inc. and/or N. Harris Computer Corporation (collectively, the “Company Debtors”), the Company shall issue 500,000 shares of Common Stock (subject to adjustment for any reorganizations, stock splits, stock dividends, stock issuances of securities in excess of the fully diluted number of securities outstanding as of the Closing Date or other similar transactions occurring after the Closing Date) to the Holder within three (3) business days thereafter, or (B) between $1.5 million and $2.5 million, then for every $15,000 of the Threshold Amount not collected by the Company on or before August 31, 2012 from the Company Debtors, the Company shall issue 10,000 shares of Common Stock (up to a maximum of 500,000 shares) (subject to adjustment for any reorganizations, stock splits, stock dividends, stock issuances of securities in excess of the fully diluted number of securities outstanding as of the Closing Date or other similar transactions occurring after the Closing Date) to the Holder within three (3) business days thereafter, or (C) between $2.5 million and $3 million, then for every $15,000 of the Threshold Amount not collected by the Company on or before August 31, 2012 from the Company Debtors, the Company shall issue 5,000 shares of Common Stock (up to a maximum of 500,000 shares) (subject to adjustment for any reorganizations, stock splits, stock dividends, stock issuances of securities in excess of the fully diluted number of securities outstanding as of the Closing Date or other similar transactions occurring after the Closing Date) to the Holder within three (3) business days thereafter.

In lieu of paying $117,333.33 in interest due on the Note, the Company issued 36,667 shares of  Preferred Stock to Holder. In addition, the Company issued 15,000 shares of Common Stock to Holder, and 15,000 shares of Common Stock to Sigma Capital Advisors, LLC, for no additional consideration. The exchange of the Note for the shares of Preferred Stock and Common Stock is treated for accounting purposes as an extinguishment of the debt and any gains or losses on extinguishment will be disclosed in the Company’s financial statements for the quarter ended June 30, 2011.

In connection with the execution of the Exchange Agreement, the Company filed with the State of Delaware a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (“Certificate of Designations”) of Series C Cumulative Preferred Stock. The initial conversion value of the Preferred Stock is $3.20 (subject to adjustment as provided in the Certificate of Designations).

The Preferred Stock also contain anti-dilution provisions, including but not limited to, if the Company issues shares of its Common Stock at less than the then existing conversion price, the conversion price of the Preferred Stock will automatically be reduced to such lower price.

Dividends on the Preferred Stock shall accrue and be cumulative and accumulate from the date of issuance of the shares of Preferred Stock (the “Date of Original Issue”), whether or not earned or declared by the Board of Directors of the Company until paid. The Company shall declare and pay dividends on the Preferred Stock in arrears, on March 31, June 30, September 30 and December 31 of each year (each, a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the Date of Original Issue, except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the next business day.

The dividend rate, as adjusted from time to time as hereinafter provided (the “Dividend Rate”), on each share of Preferred Stock shall be as follows: 8% per share per annum on $3.20 (the “Stated Value” of each such share) for the period from the Date of Original Issue through the last day of the sixteenth (16th) month after the Date of Original Issue; 12% per share per annum on the Stated Value commencing on the first day of the seventeenth (17th) month through the last day of the thirtieth month (30th) after the Date of Original Issue; and 20% per share per annum on the Stated Value for each dividend period thereafter commencing on the first day of the thirty-first (31st) month after the Date of Original Issue.  Notwithstanding the foregoing, if at any time a Breach Event (as defined in the Certificate of Designations) occurs, then the Dividend Rate shall be 20% per annum on the Stated Value for each dividend period or part thereof in which a Breach Event has occurred or is outstanding.  The amount of dividends per share of the Preferred Stock payable for each dividend period or part thereof shall be computed by multiplying the Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof on which such share was outstanding and the denominator of which shall be 365 and multiplying the result by the Stated Value (as defined in the Certificate of Designations).

The holders of the Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, voting together with the holders of Common Stock as one class.

Pursuant to the Purchase Agreement, the Company entered into an Investor Rights Agreement with the Holder and Sigma Capital Advisors. Under the Investor Rights Agreement, the Holders holding a majority in interest of the Registrable Securities (as defined in the Investor Rights Agreement) may at any time after a date that is 18 months from the Closing Date, and until the Registrable Securities may be sold pursuant to Rule 144 without volume limitation, require the Company to file a registration statement. If such a request by the Holders holding a majority in interest of the Registrable Securities is made, the registration Statement must be declared effective by the Effectiveness Deadline (as defined in the Investor Rights Agreement) or the Company must pay liquidated damages to each of the Holders each month following the Effectiveness Deadline until the registration statement has been declared effective.  The Investor Rights Agreement also provides the Holder with Piggy Back registration rights.

On June 30, 2011, the Company, Sigma Opportunity Fund II, LLC and Donald Rowley entered into an agreement pursuant to which Mr. Rowley converted $411,733 of the $1,227,334.86 in accounts payable owed to him by the Company (the “AP Amount”) into 128,667 shares of the Company’s Preferred Stock and 49,000 shares of Common Stock.  Pursuant to this agreement, Mr. Rowley also agreed that the interest rate of the balance of the AP Amount not covered by the agreement shall be reduced to 12% per annum until such time as the annual dividend rate on the Preferred Stock is increased to 12% per annum (month 17) and 20% per annum (month 31), at which times the interest rate on the AP Amount then outstanding shall be 16% and 25%, respectively.

The forgoing descriptions of the Exchange Agreement, Certificate of Designations, Investor Rights Agreement, and the Agreement between the Company, Donald Rowley and Sigma Opportunity Fund II, LLC do not purport to be complete and are qualified in their entirety by reference to these agreements, copies of which are attached to this Current Report on Form 8-K and incorporated into this Item by reference.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the sale and/or issuance of the securities referenced herein pursuant to Section 4(2) of the Act  and/or Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyer, the investor had access to information about us and their investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. As previously reported with the Securities and Exchange Commission, the Company entered into an Advisory Services Agreement with Sigma Capital Advisors, LLC (the “Service Provider”).  Pursuant to this Agreement, the Service Provider will provide the Company with business finance and organizational strategy advisory consulting and other services related to the business of the Company and its subsidiaries.   In lieu of paying Sigma Capital Advisors LLC $80,000 pursuant to the Advisory Services Agreement between the Company and Sigma Capital Advisors LLC, the Company issued Sigma 25,000 shares of Common Stock. The Company claims an exemption pursuant to Section 4(2) of the Act since, among other things the issuance did not involve public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Certificate of Designation, of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Cumulative Convertible Preferred Stock

99.1	Exchange Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II LLC,
99.2	Investor Rights Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC
99.3	Agreement between DecisionPoint Systems, Inc., Sigma Opportunity Fund II, LLC and Donald W. Rowley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: July 7, 2011	By:	/s/ Donald Rowley
Name: Donald Rowley
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1
Certificate of Designation, of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Cumulative Convertible Preferred Stock

99.1	Exchange Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II LLC,
99.2	Investor Rights Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC
99.3	Agreement between DecisionPoint Systems, Inc., Sigma Opportunity Fund II, LLC and Donald W. Rowley

4